Exhibit 99.1

News Release
Pentair Reports Second Quarter 2021 Results
•Second quarter sales of $941 million.
•Second quarter GAAP EPS of $0.79 and adjusted EPS of $0.84.
•The company updates its full year 2021 GAAP EPS guidance to approximately $3.13 to $3.23 and on an adjusted basis to approximately $3.30 to $3.40.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — July 27, 2021 — Pentair plc (NYSE: PNR) today announced second quarter 2021 sales of $941 million. Sales were up 32 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 28 percent in the second quarter. Second quarter 2021 earnings per diluted share from continuing operations (“EPS”) were $0.79 compared to $0.44 in the second quarter of 2020. On an adjusted basis, the company reported EPS of $0.84 compared to $0.59 in the second quarter of 2020. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Second quarter 2021 operating income was $162 million, up 46 percent compared to operating income for the second quarter of 2020, and return on sales (“ROS”) was 17.2 percent, an increase of 160 basis points when compared to the second quarter of 2020. On an adjusted basis, the company reported segment income of $175 million for the second quarter of 2021, up 40 percent compared to segment income for the second quarter of 2020, and ROS was 18.6 percent, an increase of 110 basis points when compared to the second quarter of 2020.
Consumer Solutions sales were up 44 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 39 percent in the second quarter. Segment income of $143 million was up 48 percent compared to the second quarter of 2020, and ROS was 24.9 percent, an increase of 80 basis points when compared to the second quarter of 2020.
Industrial & Flow Technologies sales were up 17 percent compared to sales for the same period last year. Excluding currency translation, core sales grew 12 percent in the second quarter. Segment income of $57 million was up 29 percent compared to the second quarter of 2020, and ROS was 15.7 percent, an increase of 160 basis points when compared to the second quarter of 2020.
Net cash provided by operating activities of continuing operations was $380 million compared to $429 million in the second quarter of 2020 and free cash flow provided by continuing operations for the quarter was $369 million compared to $417 million in the second quarter of 2020.
Net cash provided by operating activities of continuing operations in the six months ended June 30, 2021 was $361 million compared to $267 million in the first six months of the previous year and free cash flow provided by continuing operations in the six months ended June 30, 2021 was $340 million compared to $236 million in the first six months of the previous year.
Pentair paid a regular cash dividend of $0.20 per share in the second quarter of 2021. Pentair previously announced on May 4, 2021 that it will pay a regular quarterly cash dividend of $0.20 per share on August 6, 2021 to shareholders of record at the close of business on July 23, 2021. This year marks the 45th consecutive year that Pentair has increased its dividend.

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John L. Stauch, Pentair’s President and Chief Executive Officer commented: “We were pleased to deliver a strong second quarter with sales up over 30 percent, adjusted EPS growth greater than 40 percent, and free cash flow up over $100 million in the first half of the year. I would like to thank our Pentair teams for helping deliver these results even in the face of unprecedented material shortages and inflation.”

“Our orders continued to grow and our backlog ended the quarter at record levels. We believe our order trajectory gives us increased confidence not only in our ability to keep growing in the second half, but it also gives us comfort that the top line momentum we have built the past several quarters will carry over into next year. Our Transformation work is on track and we have built a strong pipeline of initiatives across the enterprise. Regarding the current inflationary environment, we have implemented further price increases and we expect the price/cost gap to further narrow in the second half.”

“Our cash flow remained robust and our balance sheet is in a very solid position. We have a strong M&A pipeline tied to our strategic growth initiatives and we plan to remain disciplined with our capital allocation.”

Outlook
The company updates its estimated 2021 GAAP EPS from continuing operations to approximately $3.13 to $3.23 and on an adjusted EPS basis to approximately $3.30 to $3.40. The company updates full year 2021 sales guidance to be up approximately 21 to 23 percent on a reported basis. The company expects full year free cash flow of greater than or equal to 100 percent of net income.
In addition, the company introduces third quarter 2021 GAAP EPS from continuing operations guidance of $0.77 to $0.81 and on an adjusted EPS basis of $0.81 to $0.85. The company expects third quarter sales to be up approximately 16 to 19 percent on a reported basis compared to the third quarter of 2020.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s second quarter 2021 results on a two-way conference call with investors at 9:00 a.m. Eastern Daylight Time today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, each of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on our business; the duration and severity of the COVID-19 pandemic, the impact of virus variants and the rate of vaccinations; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the negative impacts of the COVID-19 pandemic on the global economy, our customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and transformation program; risks associated with operating foreign businesses; the impact of raw material costs, labor costs and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our quarterly reports on Form 10-Q. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
Pentair makes the most of life’s essential resources. From our residential and business solutions that help people move, improve and enjoy their water, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.
Pentair had revenue in 2020 of $3 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Jim Lucas	Rebecca Osborn
SVP, Treasurer, FP&A, and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$941.1	$713.3	$1,807.0	$1,423.3
Cost of goods sold	600.1	468.2	1,150.8	926.6
Gross profit	341.0	245.1	656.2	496.7
% of net sales	36.2%	34.4%	36.3%	34.9%
Selling, general and administrative	158.2	116.7	294.8	248.6
% of net sales	16.8%	16.4%	16.3%	17.5%
Research and development	21.0	17.3	42.5	36.3
% of net sales	2.2%	2.4%	2.4%	2.6%
Operating income	161.8	111.1	318.9	211.8
% of net sales	17.2%	15.6%	17.6%	14.9%
Other expense:
Loss on sale of businesses	—	0.1	—	0.1
Other expense (income)	0.3	(0.3)	0.7	0.9
Net interest expense	3.8	7.7	8.9	14.6
% of net sales	0.4%	1.1%	0.5%	1.0%
Income from continuing operations before income taxes	157.7	103.6	309.3	196.2
Provision for income taxes	25.1	29.8	45.6	49.7
Effective tax rate	15.9%	28.8%	14.7%	25.3%
Net income from continuing operations	132.6	73.8	263.7	146.5
Loss from discontinued operations, net of tax	(0.5)	(1.7)	(3.0)	(1.7)
Net income	$132.1	$72.1	$260.7	$144.8
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.80	$0.44	$1.59	$0.88
Discontinued operations	—	(0.01)	(0.02)	(0.01)
Basic earnings per ordinary share	$0.80	$0.43	$1.57	$0.87
Diluted
Continuing operations	$0.79	$0.44	$1.57	$0.87
Discontinued operations	—	(0.01)	(0.02)	(0.01)
Diluted earnings per ordinary share	$0.79	$0.43	$1.55	$0.86
Weighted average ordinary shares outstanding
Basic	166.0	165.8	166.1	166.8
Diluted	167.8	166.4	167.7	167.5
Cash dividends paid per ordinary share	$0.20	$0.19	$0.40	$0.38

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$95.9	$82.1
Accounts and notes receivable, net	435.3	367.5
Inventories	463.4	420.0
Other current assets	112.7	105.5
Total current assets	1,107.3	975.1
Property, plant and equipment, net	297.1	301.2
Other assets
Goodwill	2,402.1	2,392.2
Intangibles, net	348.4	325.9
Other non-current assets	199.8	202.8
Total other assets	2,950.3	2,920.9
Total assets	$4,354.7	$4,197.2
Liabilities and Equity
Current liabilities
Accounts payable	$315.3	$245.1
Employee compensation and benefits	126.1	117.0
Other current liabilities	489.7	410.4
Total current liabilities	931.1	772.5
Other liabilities
Long-term debt	716.6	839.6
Pension and other post-retirement compensation and benefits	100.0	102.0
Deferred tax liabilities	96.3	107.4
Other non-current liabilities	239.1	269.4
Total liabilities	2,083.1	2,090.9
Equity	2,271.6	2,106.3
Total liabilities and equity	$4,354.7	$4,197.2
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2021	June 30, 2020
Operating activities
Net income	$260.7	$144.8
Loss from discontinued operations, net of tax	3.0	1.7
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.1)	(0.3)
Depreciation	25.5	22.8
Amortization	13.4	14.6
Deferred income taxes	(4.3)	13.4
Loss on sale of businesses	—	0.1
Share-based compensation	16.6	10.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(49.8)	103.1
Inventories	(31.9)	(17.7)
Other current assets	(10.5)	(14.5)
Accounts payable	51.3	(64.2)
Employee compensation and benefits	9.4	7.5
Other current liabilities	78.7	44.9
Other non-current assets and liabilities	(1.0)	(0.1)
Net cash provided by operating activities of continuing operations	361.0	266.5
Net cash used for operating activities of discontinued operations	(0.2)	(0.5)
Net cash provided by operating activities	360.8	266.0
Investing activities
Capital expenditures	(24.3)	(30.5)
Proceeds from sale of property and equipment	3.5	0.1
Acquisitions, net of cash acquired	(82.8)	(28.5)
Other	2.7	—
Net cash used for investing activities	(100.9)	(58.9)
Financing activities
Net borrowings of commercial paper and revolving long-term debt	(20.0)	(17.1)
Repayments of long-term debt	(103.8)	—
Shares issued to employees, net of shares withheld	4.0	7.3
Repurchases of ordinary shares	(50.0)	(115.2)
Dividends paid	(66.7)	(63.7)
Payments upon the maturity of cross currency swaps	(14.7)	—
Net cash used for financing activities	(251.2)	(188.7)
Effect of exchange rate changes on cash and cash equivalents	5.1	(10.3)
Change in cash and cash equivalents	13.8	8.1
Cash and cash equivalents, beginning of period	82.1	82.5
Cash and cash equivalents, end of period	$95.9	$90.6

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended	Three months ended	Six months ended
In millions	March 31, 2021	June 30, 2021	June 30, 2021
Net cash (used for) provided by operating activities of continuing operations	$(18.8)	$379.8	$361.0
Capital expenditures	(13.2)	(11.1)	(24.3)
Proceeds from sale of property and equipment	3.4	0.1	3.5
Free cash flow from continuing operations	$(28.6)	$368.8	$340.2
Net cash used for discontinued operations	(0.2)	—	(0.2)
Free cash flow	$(28.8)	$368.8	$340.0

Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended	Three months ended	Six months ended
In millions	March 31, 2020	June 30, 2020	June 30, 2020
Net cash (used for) provided by operating activities of continuing operations	$(162.4)	$428.9	$266.5
Capital expenditures	(18.7)	$(11.8)	(30.5)
Proceeds from sale of property and equipment	0.1	$—	0.1
Free cash flow from continuing operations	$(181.0)	$417.1	$236.1
Net cash used for discontinued operations	—	(0.5)	(0.5)
Free cash flow	$(181.0)	$416.6	$235.6
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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021			2020
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Consumer Solutions	$521.4	$576.9	$1,098.3	$388.8	$401.2	$790.0
Industrial & Flow Technologies	344.1	363.9	708.0	320.9	311.8	632.7
Other	0.4	0.3	0.7	0.3	0.3	0.6
Consolidated	$865.9	$941.1	$1,807.0	$710.0	$713.3	$1,423.3
Segment income (loss)
Consumer Solutions	$131.0	$143.4	$274.4	$84.8	$96.7	$181.5
Industrial & Flow Technologies	50.0	57.1	107.1	44.7	44.1	88.8
Other	(16.6)	(25.6)	(42.2)	(18.0)	(16.1)	(34.1)
Consolidated	$164.4	$174.9	$339.3	$111.5	$124.7	$236.2
Return on sales
Consumer Solutions	25.1%	24.9%	25.0%	21.8%	24.1%	23.0%
Industrial & Flow Technologies	14.5%	15.7%	15.1%	13.9%	14.1%	14.0%
Consolidated	19.0%	18.6%	18.8%	15.7%	17.5%	16.6%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Full Year
Net sales	$865.9	$941.1	approx	Up 16% - 19%	approx	Up 21% - 23%
Operating income	157.1	161.8
% of net sales	18.1%	17.2%
Adjustments:
Restructuring, transformation and other costs	1.5	5.8	approx	$—	approx	$7
Intangible amortization	7.1	6.3	approx	6	approx	26
COVID-19 related costs and expenses	0.2	0.1	approx	—	approx	—
Legal accrual adjustments	(2.4)	—	approx	—	approx	(2)
Deal-related costs and expenses	0.7	1.0	approx	—	approx	2
Equity income (loss) of unconsolidated subsidiaries	0.2	(0.1)	approx	1	approx	2
Segment income	164.4	174.9	approx	Up 18% - 23%	approx	Up 30% - 34%
Return on sales	19.0%	18.6%
Net income from continuing operations—as reported	131.1	132.6	approx	$129 - $136	approx	$525 - $542
Other income	—	(0.3)	approx	—	approx	$—
Adjustments to operating income	7.1	13.2	approx	6	approx	33
Income tax adjustments	(2.4)	(4.6)	approx	1	approx	(5)
Net income from continuing operations—as adjusted	$135.8	$140.9	approx	$136 - $143	approx	$553 - $570
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.79	approx	$0.77 - $0.81	approx	$3.13 - $3.23
Adjustments	0.03	0.05	approx	0.04	approx	0.17
Diluted earnings per ordinary share—as adjusted	$0.81	$0.84	approx	$0.81 - $0.85	approx	$3.30 - $3.40
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Pentair plc and Subsidiaries
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of 2020 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$710.0	$713.3	$798.5	$796.0	$3,017.8
Operating income	100.7	111.1	128.1	121.5	461.4
% of net sales	14.2%	15.6%	16.0%	15.3%	15.3%
Adjustments:
Restructuring and other	2.4	1.1	2.1	9.8	15.4
Intangible amortization	7.6	7.0	6.9	6.9	28.4
COVID-19 related costs and expenses	0.9	4.8	2.6	2.1	10.4
Deal-related costs and expenses	0.4	—	—	0.2	0.6
Equity (loss) income of unconsolidated subsidiaries	(0.5)	0.7	0.8	0.4	1.4
Segment income	111.5	124.7	140.5	140.9	517.6
Return on sales	15.7%	17.5%	17.6%	17.7%	17.2%
Net income from continuing operations—as reported	72.7	73.8	110.8	99.8	357.1
Loss on sale of businesses	—	0.1	—	—	0.1
Pension and other post retirement mark-to-market loss	—	—	—	6.7	6.7
Other income	—	—	(2.2)	—	(2.2)
Adjustments to operating income	11.3	12.9	11.6	19.0	54.8
Income tax adjustments	3.3	11.1	(3.6)	(8.1)	2.7
Net income from continuing operations—as adjusted	$87.3	$97.9	$116.6	$117.4	$419.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.43	$0.44	$0.66	$0.60	$2.13
Adjustments	0.09	0.15	0.04	0.10	0.37
Diluted earnings per ordinary share—as adjusted	$0.52	$0.59	$0.70	$0.70	$2.50

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ended June 30, 2021 (Unaudited)

	Q2 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	27.7%	2.5%	1.7%	31.9%
Consumer Solutions	39.4%	1.3%	3.1%	43.8%
Industrial & Flow Technologies	12.4%	4.3%	—%	16.7%